UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 March 20, 2006
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)


    Michigan                           001-32428                 30-0030900
(State or other jurisdiction   (Commission File Number)         (IRS Employer
 of incorporation)                                           Identification No.)

                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                  (810) 364-7421 Registrant's telephone number,
                               including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

          o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 20, 2006, Steelbank Tubular, Inc. ("Steelbank"), a wholly owned subsidiary of the Registrant, entered into an Agreement of Purchase and Sale with Agellan Investments Inc. for the sale and leaseback of all of the land and buildings of the Company's operations located at 2495 Haines Road, Mississauga, Ontario, Canada (the "Property"). On or about November 22, 2006 the Agreement of Purchase and Sale was closed. Due to certain environmental factors, the purchase price was reduced to Can. $5,676,000. The proceeds was used to retire the mortgage debt on the Property. The lease for the Property was revised to reflect the lowered purchase price. The lease has a term of 10 years and 8 days, and also two 5 year renewal options.

Item 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 above.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1    Amendatory letter agreement between counsel dated November 10, 2006.

99.2 Lease between the purchaser and Steelbank Tubular, Inc. dated as of November 22, 2006.

99.3    Guarantee Agreement between the purchaser and the Registrant (undated).



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2006                        TARPON INDUSTRIES, INC.

                                               By:  /s/ James W. Bradshaw
                                                  ---------------------------
                                                        James W. Bradshaw
                                                        Chief Executive Officer